Exhibit 10.58

SPX CORPORATION

AMENDMENT TO THE

SPX CORPORATION SUPPLEMENTAL RETIREMENT PLAN
FOR TOP MANAGEMENT

Pursuant to the powers of amendment reserved in Section 6.1 of the SPX Corporation Supplemental Retirement Plan for Top Management (the “Plan”), SPX Corporation hereby amends the Plan in the following manner:

1.             Effective as of October 2, 2006, the Plan is amended by adding the new Appendix K attached hereto to the end thereof.

2.             Effective as of December 13, 2006, the Plan is amended by adding the new Appendix L attached hereto to the end thereof.

Appendix K

Special Provisions for Sharon K. Jenkins

Sharon K. Jenkins will be treated (i) as though she were a participant in this Plan beginning on October 2, 2006, the date she was named an officer of SPX Corporation (i.e., Continuous Service shall commence as of such date) for purposes of determining the amount of benefits payable to her under this Plan and (ii) as though she were a participant in the SPX Qualified Plan for purposes of determining the eligibility for benefits and the amount of benefits under the Plan.

Appendix L

Special Provisions for James A. Peters

James A. Peters will be treated as though he were a participant in this Plan beginning on December 13, 2006, the date he was named an officer of SPX Corporation (i.e., Continuous Service shall commence as of such date) for purposes of determining the amount of benefits payable to him under this Plan.